Exhibit 99

Wireless Ronin Reports Third Quarter 2012 Results

MINNEAPOLIS – November 8, 2012 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leading digital marketing technologies solutions provider, reported financial results for the third quarter ended September 30, 2012.

Q3 2012 Financial Highlights

•	Revenue increased 14% sequentially to $1.8 million

•	Recurring revenue increased 14% sequentially and 37% year-over-year to a record $538,000

•	Achieved lowest quarterly operating expense level since going public

•	Completed $1.4 million registered direct offering to the company’s two largest institutional investors, as well as Wireless Ronin’s entire board of directors and executive management team

Q3 2012 Operational Highlights

•

Engaged to deploy interactive marketing solutions to 50 Buffalo Wild Wings locations. The ongoing installation includes customized deployment of large digital messaging screens, photo booths and interactive touchscreen media with dynamic yet self-sustaining content, all managed by the RoninCast® enterprise software platform. Wireless Ronin is working closely with Buffalo Wild Wings to create unique content to engage both new and regular customers through seasonal themes, timely events, promotions and interactive concept applications.

•	Entered into an agreement with SmartReceipt to provide customers dynamic and relevant coupon offers and valuable analytics at the point of sale. Wireless Ronin will offer new and existing clients, particularly those in the QSR industry, the SmartReceipt platform as an enhancement to its RoninCast-powered dynamic digital menu boards, interactive social media and promotional displays.

Q3 2012 Financial Results

Third quarter 2012 revenue increased 14% sequentially to $1.8 million from $1.6 million in the prior quarter, and decreased 23% from $2.3 million in the same year-ago period. The sequential increase was primarily attributable to orders received from ARAMARK for deployments of Wireless Ronin’s products and services to several new colleges and universities. The year-over-year decrease was primarily due to lower orders received for the company’s marketing technology solutions in the food services and retail verticals.

Third quarter 2012 recurring revenue increased 14% to a record $538,000 or 30% of total revenue from $473,000 or 30% of total revenue in the previous quarter, and increased 37% from the same year-ago quarter.

Third quarter 2012 gross profit was $896,000 or 51% of total revenue, compared to $945,000 or 61% of total revenue in the previous quarter, and $1.1 million or 49% of total revenue in the year-ago quarter. The year-over-year improvement in the company’s gross margin percentage was due to a higher proportion of services revenue compared to higher hardware sales in the same year-ago period.

Third quarter 2012 net loss totaled $1.2 million or $(0.05) per basic and diluted share, unchanged from the previous quarter and an improvement from a net loss of $1.4 million or $(0.07) per basic and diluted share in the same year-ago quarter. Net loss for the third quarter of 2012 included $99,000 of non-cash stock compensation expense versus $117,000 in the previous quarter, and $169,000 in the year-ago quarter.

Non-GAAP operating loss in the third quarter of 2012 totaled $1.0 million or $(0.04) per basic and diluted share, which was unchanged from the previous quarter and an improvement from a non-GAAP operating loss of $1.1 million or $(0.06) per basic and diluted share in the same year-ago period. The company defines non-GAAP operating loss as GAAP operating loss with the add-back of certain items. Reconciliation to GAAP operating loss on a quarterly basis is presented in a table, below.

Management Commentary

“Sequential improvement in our Q3 results reflects our continued focus on building our recurring revenue base and driving expense optimization,” said Scott Koller, president and CEO of Wireless Ronin. “We achieved several milestones in the quarter, including record recurring revenue and the lowest quarterly operating expense level since our company went public.

“We continue to diversify our customer base and marketing technology offerings with recent deployments in the QSR and food service verticals, including Buffalo Wild Wings, Boston University, and Villanova University. During the quarter, we transitioned the successful pilot program with Buffalo Wild Wings into an ongoing installation across 50 of its more than 830 locations. Altogether, these deployments validate Wireless Ronin’s capabilities beyond traditional digital menu boards, and show how we can be a valuable partner for organizations looking to enhance their customers’ experience, increase customer loyalty and drive new business.

“The $270,000 annual hosting renewal order from ARAMARK in Q3 was followed by $773,000 in Q4 orders from an existing automotive customer for content development and maintenance. These purchase orders demonstrate our digital marketing solutions bring value to the end-user experience, ultimately driving sales for our customers and providing predicable recurring revenue for Wireless Ronin.”

Conference Call

The company will hold a conference call today (Thursday, November 8, 2012) to discuss these financial results. The company’s president and CEO, Scott Koller, and SVP and CFO, Darin McAreavey, will host the call starting at 4:30 p.m. Eastern time (3:30 p.m. Central time). A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:

Dial-In number: 1-877-941-2068

International: 1-480-629-9712

Conference ID#: 4568757

The presentation will be webcast live and available for replay via the Investors section of the company’s website at www.wirelessronin.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until December 8, 2012.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay PIN#: 4568757

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies, Inc. (WRT) (NASDAQ: RNIN) (www.wirelessronin.com) is a marketing technologies company with leading expertise in current and emerging digital media solutions including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage their customers. WRT provides marketing technology solutions and services to clients, helping increase revenue and improve operating efficiencies to execute marketing initiatives. Since launching RoninCast® digital signage software in 2003, WRT has led the digital signage industry by bringing leading edge technology, services and support to its clients. WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting. The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN.” Follow us on Twitter and Pinterest and like us on Facebook under Wireless Ronin.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, severance expense and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company’s overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, our senior management’s bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing the impact of our performance on earnings from the impact of our performance on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management’s Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. Because these events are unplanned and arise outside the ordinary course of continuing operations, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

WIRELESS RONIN TECHNOLOGIES, INC.

2012 SUPPLEMENTARY QUARTERLY FINANCIAL DATA

(In thousands, except percentages and per share amounts)

(Unaudited)

Supplementary Data

	2011					2012
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	TOTAL
Statement of Operations
Sales	$2,397	$3,054	$2,301	$1,522	$9,274	$1,773	$1,557	$1,769	$5,099
Cost of sales - exclusive of depreciation and amortization	1,304	1,662	1,166	1,076	5,208	824	612	873	2,309
Operating expenses	3,350	2,824	2,509	2,095	10,778	2,773	2,151	2,075	6,999
Interest expense	11	7	6	6	30	5	1	1	7
Other income, net	(2)	(1)	—	(1)	(4)	(1)	0	0	(1)

Net loss	$(2,266)	$(1,438)	$(1,380)	$(1,654)	$(6,738)	$(1,828)	$(1,207)	$(1,180)	$(4,215)

Share based payment expense (included in operating expenses & interest expense)	353	180	173	55	761	349	132	122	603

Weighted average shares	19,275	19,393	19,495	20,250	19,602	23,017	23,128	23,426	23,211

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$(2,257)	$(1,432)	$(1,374)	$(1,649)	$(6,712)	$(1,828)	$(1,206)	$(1,179)	$(4,213)

Adjustments:
Depreciation and amortization	144	122	111	90	467	80	75	68	223
Stock-based compensation expense	345	178	169	48	740	161	118	99	378
Severance	—	—	—	—	—	137	—	—	137

Total operating expense adjustment	489	300	280	138	1,207	378	193	167	738

Non-GAAP operating loss	$(1,768)	$(1,132)	$(1,094)	$(1,511)	$(5,505)	$(1,450)	$(1,013)	$(1,012)	$(3,475)

Non-GAAP operating loss per common share	$(0.09)	$(0.06)	$(0.06)	$(0.07)	$(0.28)	$(0.06)	$(0.04)	$(0.04)	$(0.15)

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2012.

Company Contact:

Darin P. McAreavey

Senior Vice President and Chief Financial Officer

dmcareavey@wirelessronin.com

952-564-3525

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

RNIN@liolios.com

949-574-3860

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales
Hardware	$512	$942	$1,146	$3,487
Software	113	184	295	1,062
Services and other	1,144	1,175	3,658	3,203

Total sales	1,769	2,301	5,099	7,752

Cost of sales

Hardware	339	575	707	2,364
Software	21	29	65	124
Services and other	513	562	1,537	1,644

Total cost of sales (exclusive of depreciation and amortization show n separately below )	873	1,166	2,309	4,132

Gross profit	896	1,135	2,790	3,620

Operating expenses:
Sales and marketing expenses	339	431	1,197	1,708
Research and development expenses	462	555	1,417	1,748
General and administrative expenses	1,206	1,412	4,162	4,850
Depreciation and amortization expense	68	111	223	377

Total operating expenses	2,075	2,509	6,999	8,683

Operating loss	(1,179)	(1,374)	(4,209)	(5,063)

Other income (expenses):
Interest expense	(1)	(6)	(7)	(24)
Interest income	—	—	1	3

Total other expense	(1)	(6)	(6)	(21)

Net loss	$(1,180)	$(1,380)	$(4,215)	$(5,084)

Basic and diluted loss per common share	$(0.05)	$(0.07)	$(0.18)	$(0.26)

Basic and diluted w eighted average shares outstanding	23,426	19,495	23,211	19,389

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,465	$5,478
Accounts receivable, net of allowance of $49 and $50	1,154	1,347
Inventories	194	170
Prepaid expenses and other current assets	155	193

Total current assets	4,968	7,188
Property and equipment, net	464	651
Restricted cash	50	50
Other assets	21	40

TOTAL ASSETS	$5,503	$7,929

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of capital lease obligations	$—	$41
Accounts payable	840	870
Deferred revenue	603	687
Accrued liabilities	677	569

Total current liabilities	2,120	2,167

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of September 30, 2012 and December 31, 2011	—	—
Common stock, 50,000 shares authorized; 24,977 and 22,969 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	250	230
Additional paid-in capital	96,863	95,047
Accumulated deficit	(93,231)	(89,016)
Accumulated other comprehensive loss	(499)	(499)

Total shareholders’ equity	3,383	5,762

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,503	$7,929